UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):	October 30, 2015

              Badger Meter, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-6706	39-0143280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  4545 W. Brown Deer Rd., Milwaukee, Wisconsin 53223
(Address of principal executive offices, including zip code)

           (414) 355-0400
(Registrant’s telephone number, including area code)

           Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of October 30, 2015, the Board of Directors (the “Board”) of Badger Meter, Inc. (the “Company”) approved Restated By-Laws of the Company (as amended and restated, the “By-Laws”), which amended and restated the existing by-laws of the Company in their entirety.  The material amendment included in the By-Laws is described below.

Section 3 of Article II of the By-Laws requires that any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote.  The Corporate Governance Committee (or, in certain circumstances, another committee appointed by the Board) must promptly consider that resignation and recommend to the Board whether to accept the tendered resignation or reject it based on all relevant factors.  The Board is then required to act on that recommendation no later than 90 days following the date of the shareholders’ meeting at which the election occurred.  The Company must promptly disclose the decision in a Current Report on Form 8-K filed with the Securities and Exchange Commission that includes an explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the resignation.

The aforementioned summary of the amendment to the By-Laws is qualified in its entirety by reference to the text of the Restated Bylaws of the Company filed as Exhibit 3.1 to this report.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is being furnished herewith:

3.1           Badger Meter, Inc. Restated By-Laws (restated effective October 30, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BADGER METER, INC.

Date: October 30, 2015	By:	/s/ William R. A. Bergum
William R. A. Bergum
Vice President – General Counsel
and Secretary

Exhibit Index to Current Report on Form 8-K
Dated October 30, 2015

Exhibit
Number                                                                Description

3.1	Badger Meter, Inc. Restated By-Laws (restated effective October 30, 2015).